Exhibit 10.12

2014 EQUITY INCENTIVE PLAN OF

ORTHO-CLINICAL DIAGNOSTICS BERMUDA CO. LTD.

RESTRICTED STOCK AGREEMENT

GRANT NOTICE

The participant set forth below (the “Participant”) has been granted Restricted Stock, subject to the terms and conditions of the Ortho-Clinical Diagnostics Bermuda Co. Ltd. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”) and this Restricted Stock Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, this “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:	[____________]

Grant Date:	[_____________], 201[_]

Total Number of Shares of Restricted Stock:	[______]

Type of Restricted Stock	Ordinary Shares

Vesting Schedule:	[__________]

Both Ortho-Clinical Diagnostics Bermuda Co. Ltd. (the “Company”) and the Participant acknowledge and agree that this Agreement and the Plan constitute the entire agreement between the Company and the Participant regarding the terms and conditions of the Restricted Stock awarded hereunder, and that the foregoing supersede all prior communications, agreements, and understandings, written or oral, with respect to the terms and conditions of such Restricted Stock. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THIS AGREEMENT (INCLUDING THE GRANT NOTICE AND APPENDIX A) AND THE PLAN.

ORTHO-CLINICAL DIAGNOSTICS BERMUDA CO. LTD.:	PARTICIPANT:

By:	By:
Name:	Name:	[___________]
Title:

APPENDIX A

TO THE RESTRICTED STOCK AGREEMENT

Pursuant to this Agreement, the Company has awarded to the Participant the number of shares of Restricted Stock under the Plan set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

1.1 Incorporation of Terms. The Restricted Stock is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. As of the Grant Date, the Company issued to the Participant the number of shares of Restricted Stock, par value $0.00001 per share (“Par Value”), set forth in the Grant Notice in consideration of the Participant’s agreement to remain in the service or employ of the Company or one of its subsidiaries, in exchange for the Participant’s payment in cash to the Company of Par Value per share of Restricted Stock and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Such shares of Restricted Stock and any dividends and distributions made or declared with respect to such shares, in each case, whether vested or unvested shall sometimes be referred to herein as “Shares.”

(b) Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the register of members of the Company with appropriate notations regarding the Restrictions; or (ii) certificate form subject to the terms of Section 2.1(c). For purposes of this Agreement, “Restrictions” shall mean the forfeiture provision in Section 2.2 and the other restrictions set forth in this Agreement or the Plan.

(c) Legend. Shares issued pursuant to this Agreement shall bear such legend or legends as shall be determined by the Administrator.

(d) Escrow. The Secretary of the Company or such other escrow holder as the Company may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions lapse or shall have been removed.

2.2 Restrictions.

(a) Forfeiture. The Restricted Stock shall vest in accordance with the vesting schedule set forth on the Grant Notice. Except as otherwise determined by the Administrator, any portion of the Restricted Stock which is not vested pursuant to the Grant Notice as of the date the Participant incurs a Termination of Service shall automatically be forfeited by the Participant on the date of such Termination of Service and, subject to Applicable Law, shall be repurchased by the Company for a cash payment equal to Par Value per share of such Restricted Stock which is not vested.

(b) Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(i) The Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Stock, regardless of any action the Company or any of its subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock. Neither the Company nor any of its subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Restricted Stock or the subsequent sale of shares. The Company and its subsidiaries do not commit and are under no obligation to structure the Restricted Stock to reduce or eliminate the Participant’s tax liability.

(ii) Prior to any tax withholding becoming due, the Participant must make arrangements acceptable to the Administrator to satisfy such withholding and must satisfy such tax withholdings when due. To the extent permitted by the Administrator, the Company (or the employing subsidiary) will withhold a portion of the shares of Restricted Stock that have an aggregate Fair Market Value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or the employing subsidiary with respect to the shares. Notwithstanding any contrary provision of this Agreement, no vested Shares will be released from the Company unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Participant with respect to the payment of any income and other taxes which the Company determines must be withheld or collected as of the vesting date with respect to such Shares. In addition and to the maximum extent permitted by Applicable Law, and to the extent other satisfactory arrangements are not made by the Participant, the Company (or the employing subsidiary) has the right to retain from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding of otherwise deliverable Shares and any other arrangements made by the Participant.

2.3 Rights as Shareholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a shareholder with respect to the Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the Restrictions herein.

2.4 Retained Distributions. The Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested pursuant to the Grant Notice or, if earlier, tax withholding is otherwise due with respect to such Restricted Stock.

ARTICLE III.

OTHER PROVISIONS

3.1 Governing Law; Severability.    This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

3.2 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 3.2, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.3 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his heirs, executors, administrators, successors and assigns.

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